Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

WiSA Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share, to be issued under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan	Rule 457(c) and Rule 457(h)	954,164 (2)	$1.02	$973,247.28	. $0.00011020	$107.26

Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$973,247.28		$107.26
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$107.26

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (the “Common Stock”) of Summit Wireless Technologies, Inc. (the “Company” or the “Registrant”) that may from time to time be offered or issued to prevent dilution from any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock. In addition, the number of shares of Common Stock registered on this Registration Statement includes shares of Common Stock subject to the resale by the selling stockholders named in the reoffer prospectus included in and filed with this Registration Statement of certain shares of Common Stock previously issued by the Company to such holders under the Company’s 2018 Long-Term Stock Incentive Plan (the “2018 LTIP”), for which no additional registration fee is required pursuant to Rule 457(h)(3).

(2)	Represents the number of shares of Common Stock reserved for issuance and issuable pursuant to the 2018 LTIP and its “evergreen” provision for the year ending December 31, 2023, which allows for an annual update to the number of shares of Common Stock available for issuance under the 2018 LTIP. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall cover an indeterminate number of shares of Common Stock to be offered or sold pursuant to the 2018 LTIP.

(3)	Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the applicable registration fee. The proposed maximum offering price per share of Common Stock represents the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on August 17, 2023.